EXHIBIT 99.1

Press Release www.shire.com

BLOCK LISTING SIX MONTHLY RETURN

November 23, 2015 - Shire plc (LSE: SHP, NASDAQ: SHPG)

Name of applicant:		Shire plc
Name of scheme:		Shire Sharesave Scheme
Period of return:	From:	May 23, 2015	To:	November 22, 2015
Balance of unallotted securities under scheme(s) from previous return:		203,551
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		1,635
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		201,916

Name of applicant:		Shire plc
Name of scheme:		Shire Portfolio Share Plan
Period of return:	From:	May 23, 2015	To:	November 22, 2015
Balance of unallotted securities under scheme(s) from previous return:		1,785,069
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		264,963
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		1,520,106

Name of applicant:	Shire plc

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Name of scheme:		Shire Employee Stock Purchase Plan
Period of return:	From:	May 23, 2015	To:	November 22, 2015
Balance of unallotted securities under scheme(s) from previous return:		522,337
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		273,110
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		249,227

Name of applicant:		Shire plc
Name of scheme:		Shire Long Term Incentive Plan 2015
Period of return:	From:	May 23, 2015	To:	November 22, 2015
Balance of unallotted securities under scheme(s) from previous return:		3,000,000
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		8,760
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		2,991,240

Name of applicant:		Shire plc
Name of scheme:		Shire Global Employee Stock Purchase Plan
Period of return:	From:	November 2, 2015	To:	November 22, 2015
Balance of unallotted securities under scheme(s) from previous return:		Nil
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		2,000,000
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		Nil
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		2,000,000

Name of contact:	Oliver Strawbridge, Senior Assistant Company Secretary
Telephone number of contact:	01256 894000

For further information please contact:

Investor Relations
Matthew Osborne	mattosborne@shire.com	+1 781 482 9502
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

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